                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           ELTRAX SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                              ELTRAX SYSTEMS, INC.
                           2000 TOWN CENTER, SUITE 690
                           SOUTHFIELD, MICHIGAN 48075



TO THE SHAREHOLDERS OF ELTRAX SYSTEMS, INC.:

         You are cordially invited to attend our Annual Meeting of Shareholders to be held on June 24, 1999 at 4:30 p.m., local time, at the Swissotel, 3391 Peachtree Road N.E., Atlanta, Georgia.

         The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

         Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.


                                        Very truly yours,


                                        /s/ William P. O'Reilly
                                        ---------------------------
                                        William P. O'Reilly
                                        CHAIRMAN OF THE BOARD




June 1, 1999



                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION.

                              ELTRAX SYSTEMS, INC.
                           2000 TOWN CENTER, SUITE 690
                           SOUTHFIELD, MICHIGAN 48075

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 24, 1999
                           --------------------------



TO THE SHAREHOLDERS OF ELTRAX SYSTEMS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Eltrax Systems, Inc. (the "Company") will be held on June 24, 1999 at 4:30 p.m., local time, at the Swissotel, 3391 Peachtree Road N.E., Atlanta, Georgia for the following purposes:

     1. To elect seven (7) persons to serve as directors for the ensuing year or until their successors are elected and qualified;

     2. To consider and act upon a proposal to adopt the Company's 1999 Stock Incentive Plan; and

     3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         The close of business on June 1, 1999 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                        By Order of the Board of Directors


                                        /s/ William P. O'Reilly
                                        ---------------------------
                                        William P. O'Reilly
                                        CHAIRMAN OF THE BOARD


June 1, 1999


         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                              ELTRAX SYSTEMS, INC.
                           2000 TOWN CENTER, SUITE 690
                           SOUTHFIELD, MICHIGAN 48075
                               -------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 24, 1999
                               -------------------

                                  INTRODUCTION

         The Annual Meeting of Shareholders of Eltrax Systems, Inc. (the "Company") will be held on June 24, 1999 at 4:30 p.m., local time, at the Swissotel, 3391 Peachtree Road N.E., Atlanta, Georgia, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Meeting (the "Annual Meeting").

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. Instructions are also provided with your proxy card to vote your shares via telephone or the internet. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, $.01 par value (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile or personal conversation. The Company may reimburse brokerage firms and others for reasonable expenses in forwarding proxy materials to the beneficial owners of the Common Stock. The Company may also elect to retain professional solicitors to assist in the solicitation of proxies. Any professional solicitors will be paid by the Company. The Company expects that any such fees will not exceed $10,000.

         Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Chairman of the Board of the Company, by filing a duly executed proxy bearing a later date with the Chairman of the Board of the Company or by attending the Annual Meeting and voting in person. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees listed in this Proxy Statement.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will first be mailed to shareholders on or about June 1, 1999.

                                VOTING OF SHARES

         The close of business on June 1, 1999, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On May 28, 1999 the Company had outstanding 23,722,608 shares of Common Stock, held by approximately 3,800 holders of record, each such share entitling the holder thereof to one vote in person or by proxy on each matter to be voted on at the Annual Meeting, voting together as a single class.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting (23,722,608 shares as of May 28, 1999) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

         The election of a nominee for director and the approval of any other proposal described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a proxy card providing for any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
NOMINATION

         The Bylaws of the Company were amended in March 1999 to provide that the number of directors shall consist of at least one and not more than ten. The Board is presenting a slate of seven (7) nominees for election as directors at the Annual Meeting, two of whom are employees of the Company and one who is a consultant to the Company. The Board has nominated the seven (7) individuals named herein to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees except Mr. Taylor are current members of the Board. The existing members were all elected at the prior annual meeting except for Penelope A. Sellers who was appointed to the Board subsequent to the acquisition of Encore Systems, Inc. and Don G. Hallacy who was elected to the Board in April, 1999 upon his employment as President and Chief Executive Officer of the Company. The election of each nominee requires the affirmative vote of a majority of the shares of the Common Stock represented in person or by proxy at the Annual Meeting. Two of the current Board Members, Mr. Clunet R. Lewis and Mr. Mack V. Traynor III have elected not to be nominated in 1999, although Mr. Lewis will remain General Counsel to the Company under a consulting contract. The Board wishes to thank these two individuals for their valuable service on the Board over the past four years.

BOARD OF DIRECTORS RECOMMENDATION

         The Board recommends a vote FOR the election of each of the nominees listed below. The election of each nominee requires the affirmative vote of the shareholders holding at least a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following information has been furnished to the Company by the persons who have been nominated by the Board to serve as directors for the ensuing year.


NAME OF NOMINEE           AGE     PRINCIPAL OCCUPATION
---------------           ---     --------------------
William P. O'Reilly       53      Chairman of the Board of the Company

James C. Barnard          65      Private Investor

Patrick J. Dirk           59      Chief Executive Officer of Troy Group, Inc.

Don G. Hallacy            43      President and Chief Executive Officer of the
                                  Company

Stephen E. Raville        51      Chairman of Pointe Communications, Inc.

Penelope A. Sellers       48      President of the Company's Hospitality
                                  Group

William G. Taylor         43      President of The Springs Company

OTHER INFORMATION ABOUT NOMINEES

         WILLIAM P. O'REILLY served as Chief Executive Officer of the Company from January 1997, to April 1999, and has been Chairman of the Board of Directors since August 1995 and a director of the Company since July 1995. For the past 15 years, Mr. O'Reilly has been a private investor and entrepreneur who has managed several different successful business ventures. In 1989, Mr. O'Reilly formed a group of investors to acquire Military Communications Center, Inc., where he served as Chairman of the Board and Chief Executive Officer from 1989 to 1994. In 1986, Mr. O'Reilly founded Digital Signal, Inc., a provider of fiber optic capacity to long distance carriers in the telecommunications industry, where he served as Chief Executive Officer from 1986 to 1989. In 1981, Mr. O'Reilly founded Lexitel Corporation, a long distance carrier (which was subsequently acquired by ALC Communications,

Inc.), where he served as Chairman of the Board and Chief Executive Officer from 1980 to 1984. Mr. O'Reilly is also currently a director of Pointe Communications, Inc., a builder and operator of international communication networks which provides voice, video and data services.

         JAMES C. BARNARD has served as a director of the Company since 1997. Prior to his retirement, Mr. Barnard served as Chairman and Chief Executive Officer of Access America Telemanagement, Inc., a telecommunications management company which Mr. Barnard founded in July 1989. Prior to forming Access America Telemanagement, Inc., Mr. Barnard served as Chairman and Chief Executive Officer of LDX NET, INC., a telecommunications company which merged with Wiltel in July 1987 to form the Williams Telecommunications Group, Inc. From July 1987 to June 1989, Mr. Barnard served as Vice Chairman of the Board of Directors of Williams Telecommunications Group, Inc.

         PATRICK J. DIRK has served as a director of the Company since its formation and served as Chairman of the Board from February 1995 until August 1995. Mr. Dirk served as President and Chief Executive Officer of the Company from its formation until September 1985 and as Chairman of the Board from formation until May 1989. Mr. Dirk is Chairman of the Board and Chief Executive Officer of Troy Group, Inc., an enterprise output solutions provider. From 1973 until 1982, Mr. Dirk was employed in various executive positions and as a Board member with Kroy Inc., a marketer of automated lettering systems.

         DON G. HALLACY was named President, CEO and a director of the company in April 1999. Prior to joining the company Mr. Hallacy was with Sprint Corporation for 7 years. At Sprint he held several key senior level positions including Vice President -- Next Generation Solutions, Vice President -- Data Networks Operations, Vice President -- Strategic Growth Initiatives and Vice President - Technology Integration. As Vice President - Next Generation Solutions, Mr. Hallacy planned Sprint's entry into the applications and value added services marketplace. As Vice President of Sprint's Data Networks Operations, he oversaw an organization of 1500 people and managed all aspects of this high growth area, including network monitoring, service delivery, service assurance and system development. In the role of Vice President -- Strategic Growth Initiatives, Mr. Hallacy played a key role in the setting and implementation of Sprint's broadband and application services strategy. As Vice President -- Technology Integration, he oversaw management and development of products for Sprint's business and government markets. Hallacy has also served on the board of directors of Iridium North America. Prior to joining Sprint, Mr. Hallacy had an extensive background in systems development and strategy with McKinsey & Co. and Andersen Consulting.

         STEPHEN E. RAVILLE has been a director of the Company since October 1997. Since 1996, Mr. Raville has been Chairman of the Board of Pointe Communications ("Pointe"), Inc. Mr. Raville is also President and controlling shareholder of First Southeastern Corp., a private investment company he formed in 1992. In 1983, Mr. Raville founded TA Communications, a long-distance telephone company, and served as its President. In 1985, in conjunction with a merger between TA and ATC, he became Chairman and Chief Executive Officer of ATC until the merger of ATC into WorldCom in late 1992. He currently serves on the Board of Directors of Pointe Communications, Inc.

         PENELOPE A. SELLERS has been a director of the Company since September, 1998 following the acquisition of Encore Systems, Inc. by the Company. Ms. Sellers has been President of Encore Systems, Inc. for 20 years.

         WILLIAM TAYLOR has been President and Director of The Springs Company, a privately held investment and management services company, since 1992. Prior to joining The Springs Company in 1990, Mr. Taylor was a Senior Vice President with First Union National Bank. Mr. Taylor is also a director of Wachovia Bank, N.A., Kanawha Insurance Company and Nicholas Financial, Inc.

         INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which met five (5) times during the year ended December 31, 1998 and also on one occasion, took action pursuant to a resolution adopted by unanimous written consent. The Board has also established a Compensation Committee and an Audit Committee.

         The current members of the Compensation Committee are Mr. Barnard and Mr. Traynor. It is expected that Mr.Taylor will be appointed to the committee in June 1999 following his election to the Board. The function of the Compensation Committee is to set the compensation for those officers of the Company who are also directors of the Company and to act on other such matters relating to compensation as it deems appropriate, including the administration of the Company's Stock Incentive Plan. The Compensation Committee met four (4) times during the year ended December 31, 1998.

         The current members of the Audit Committee are Messrs. Dirk and Raville. The function of the Audit Committee is to review the accounting, auditing, operating and reporting practices of the Company. The Audit Committee reviews financial releases to the public, the Company's annual financial statements, changes in accounting practices, the selection and scope of the work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee met one
(1) time during the year ended December 31, 1998.

         All of the Directors attended 75% or more of the meetings of the Board and committees on which they served during the year ended December 31, 1998.

DIRECTOR COMPENSATION

         DIRECTORS' FEES. The Company pays non-employee directors $1,500 cash compensation for each fiscal quarter. Accordingly, during the year ended December 31, 1998, Messrs. Barnard, Dirk and Raville each received $6,000 in cash compensation for service in 1998. Mr. Traynor received compensation of $6,477 and certain employee benefits as an employee of the Company. The Company reimburses directors for out-of-pocket expenses incurred in attending Board or committee meetings.

         STOCK OPTIONS. In February 1998, the Board of Directors approved the grant of an option to purchase 10,000 shares of Common Stock to each non-employee director. Mr. O'Reilly received options to purchase 75,000 shares of Common Stock in 1998. Mr. Lewis received options to purchase 50,000 shares of Common Stock in 1998.

         The Compensation Committee or the Board of Directors will likely grant options to the Company's current and any future non-employee directors from time to time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 1999, unless otherwise noted, by (a) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table below under the heading "Executive Compensation and Other Benefits -- Summary of Cash and Certain Other Compensation," and (d) all executive officers and directors of the Company as a group.

                                       SHARES OF COMMON STOCK
                                       BENEFICIALLY OWNED (1)(2)
                                       -------------------------
                                                          PERCENT
NAME                                  AMOUNT              OF CLASS
-------                             ---------             --------
William P. O'Reilly                 1,509,416  (3)          6.4%
2000 Town Center, Ste. 690
Southfield, Michigan 48075

Edward C. Barrett                     558,623  (4)          2.4%
1037C MacArthur Rd.
Reading, PA  19605

Mack V. Traynor, III                  500,000  (5)          2.1%
19880 Sweetwater Curve
Shorewood, MN 55331

Clunet R. Lewis                       437,053  (6)          1.8%
2000 Town Center, Ste. 690
Southfield, Michigan 48075

Penelope A. Sellers                   418,500               1.8%
900 Circle 75 Parkway, Ste 1700
Atlanta, GA  30339

Patrick J. Dirk                       367,742  (7)          1.6%
Troy Group, Inc.
2331 South Pullman Street
Santa Ana, California 92705

William G. Taylor                     323,450  (8)          1.4%
The Springs Company
1605 Biltmore Drive
Charlotte, South Carolina 28207

Stephen E. Raville                    135,000  (9)            *%
2472 Brookhaven Place
Atlanta, Georgia 30319

Nicholas J. Pyett                     110,000 (10)            *%
2000 Town Center, Ste. 690
Southfield, MI  48075


Don G. Hallacy                        110,000 (11)            *%
900 Circle 75 Parkway, Ste. 1700
Atlanta, GA  30339

James C. Barnard                       85,000 (12)            *%
14308 Spyglass Ridge
Chesterfield, Missouri  63017

All current directors and executive
officers as a group                 4,554,784 (13)         19.2%


* Less than 1% of the issued and outstanding shares of Common Stock.

Notes:
(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3) Includes options to purchase 235,500 shares of Common Stock, all exercisable within 60 days.

(4) Includes 100,000 shares owned by Mr. Barrett's wife as to which he may be deemed to share voting and investment power, 15,000 shares owned by Mr. Barrett as custodian for his minor children as which he may be deemed to have sole voting and investment power and options to purchase 43,500 shares of Common Stock, all exercisable within 60 days.

(5) Includes options to purchase 278,447 shares of Common Stock, all exercisable within 60 days.

(6) Includes 50,000 shares of Common Stock held in trust for Mr. Lewis's family members as to which he may be deemed to have voting and investment power and options to purchase 135,500 shares of Common Stock, all exercisable within 60 days.

(7) Includes 11,567 shares of Common Stock owned by Troy Systems, Inc. of which Mr. Dirk is the Chairman of the Board, as to which he may be deemed to have sole voting and investment power, 280,675 shares owned jointly with Mr. Dirk's wife, as to which he may be deemed to share voting and investment power and options to purchase 75,500 shares of Common Stock, all exercisable within 60 days.

(8) Includes 320,000 shares of Common Stock owned by corporations of which Mr. Taylor is the Chairman of the Investment Committee as to which he may be deemed to have sole voting and investment power

(9) Includes options to purchase 35,000 shares of Common Stock, all exercisable within 60 days.

(10) Includes options to purchase 110,000 shares of Common Stock, all exercisable within 60 days.

(11) Includes options to purchase 100,000 shares of Common Stock, all exercisable within 60 days and 10,000 shares owned by Mr. Hallacy's wife's trust as to which he may be deemed to share voting and investment power.

(12) Includes options to purchase 35,000 shares of Common Stock, all exercisable within 60 days.

(13) Includes (i) an aggregate of 727,242 shares of Common Stock held by controlled corporations, jointly with spouses or by spouses, as to which members of the group may be deemed to have sole or shared voting and investment power, and (ii) options to purchase an aggregate of 1,048,447 shares of Common Stock exercisable within 60 days held by members of the group.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

REPORTS OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         POLICY ON EXECUTIVE OFFICER COMPENSATION. The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which in 1998 consisted of non-employee directors Mr. James Barnard, and Mr. Mack V. Traynor III. The program supports the Company's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short and long-term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's officers and performs such other duties as may be delegated to it by the Board. The Committee held four (4) formal meetings during the fiscal year ended December 31, 1998.

         In reviewing the compensation to be paid to the Company's executive officers during the fiscal year ended December 31, 1998, the Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals.

         The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of its Common Stock. Stock awards may be granted to officers and directors of the Company and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under the various Stock Incentive Plans. The Committee has not awarded any bonus compensation for 1998 due to the losses incurred.

         CEO COMPENSATION. During the fiscal year ended December 31, 1998, William P. O'Reilly served in the capacity of Chief Executive Officer of the Company. Under Mr. O'Reilly's leadership, the Company's net loss decreased significantly in 1998 as compared to 1997, and the Company continued its growth by acquiring Encore Systems, Inc. and its subsidiaries and agreed to merge with Sulcus Hospitality Technologies, Corp.

         As of April 1, 1999, the Company entered into a consulting agreement with Mr. O'Reilly which will compensate him at a rate of $225,000 annually. Prior to entering into this Agreement, Mr. O'Reilly was paid $100,000 annually. In January 1998, Mr. O'Reilly received options to purchase 75,000 shares of Common Stock. Based upon pay levels for chief executive officers of publicly traded technology companies, the Committee believes that Mr. O'Reilly's total compensation in 1998 was below the compensation of executives in similar positions, and accordingly the adjustment in 1999 was made.

                                       Respectfully submitted,
                                       James C. Barnard
                                       Mack V. Traynor III

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       The following table sets forth the cash and non-cash compensation for each of the last three fiscal years, as well as the nine-month transition period ended December 31, 1996, awarded to or earned by the Chief Executive Officer of the Company as well as for other executive officers of the Company and its subsidiaries whose salary and bonus exceeded $100,000 during the year ended December 31, 1998 (the "Named Executive Officers"). No other executive officer of the Company received or earned compensation in the form of salary and bonus which exceeded $100,000 during the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                            ANNUAL COMPENSATION       COMPENSATION         ALL OTHER
  NAME AND PRINCIPAL POSITION          YEAR        SALARY (S)    BONUS ($)      OPTIONS (#)      COMPENSATION ($)
  ---------------------------         ----        ----------    ---------     -----------      ----------------

  William P. O'Reilly (1)
  CHIEF EXECUTIVE OFFICER              1998         $103,846        $-             75,000        $        -
                                       1997           72,692         -            150,000            25,000
                                       1996(5)             -         -                  -                 -
                                       1996(6)             -         -                  -                 -

  Clunet R. Lewis (2)
  GENERAL COUNSEL AND                  1998         $103,846        $-             50,000        $        -
       SECRETARY                       1997           72,692         -             75,000            25,000
                                       1996(5)             -         -                  -                 -
                                       1996(6)             -         -                  -                 -

 Edward C. Barrett (3)
EXECUTIVE VICE PRESIDENT               1998         $136,850        $-                  -        $        -
  AND CHIEF OPERATING                  1997           38,760         -             46,667                 -
        OFFICER                        1996(5)             -         -                  -                 -
                                       1996(6)             -         -                  -                 -

 Nicholas J. Pyett (4)
CHIEF FINANCIAL OFFICER                1998         $135,000        $-             10,000        $        -
     AND TREASURER                     1997           94,134         -            100,000                 -
                                       1996(5)             -         -                  -                 -
                                       1996(6)             -         -                  -                 -

(1) William O'Reilly became the Chief Executive Officer in January 1997. Until April 1, 1997, when he became an employee, Mr. O'Reilly was a consultant to the Company. Mr. O'Reilly became an employee on April 1, 1997. The Company paid $25,000 to Mr. O'Reilly in 1997 as a consultant. Such amount is listed under "All Other Compensation". In April 1999, Mr. O'Reilly again entered into a consulting contract with the Company.

(2) Clunet R. Lewis became the Secretary and General Counsel in January 1997. Until April 1, 1997, when he became an employee, Mr. Lewis was a consultant to the Company. Mr. Lewis became an employee on April 1, 1997. The Company paid $25,000 to Mr. Lewis in 1997 as a consultant. Such amount is listed under "All Other Compensation". In April 1999, Mr. Lewis again entered into a consulting contract with the Company.

(3) Edward C. Barrett became an employee on August 15, 1997 with the acquisition of Hi-Tech Connections, Inc. and was elected Executive Vice President in 1997.

(4) Nicholas J. Pyett joined the Company as Chief Financial Officer and Treasurer on April 1, 1997.

(5) Represents the nine-month period ended December 31, 1996. In October 1996, the Company changed its fiscal year end from March 31 to December 31, effective December 31, 1996.

(6)      Represents the twelve-month period ended March 31, 1996.

                  AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
                   DECEMBER 31, 1998 AND YEAR-END OPTION VALUE

                                                                                              VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED OPTIONS/SAR'S    IN-THE-MONEY OPTIONS/SAR'S
                         SHARES                            AT FISCAL YEAR END                AT FISCAL YEAR END (1)
                      ACQUIRED ON         VALUE    ------------------------------------    --------------------------
NAME                EXERCISE IN 1998     RECEIVED ($)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
----                ----------------     -----------    -----------     -------------      -----------  -------------
William P. O'Reilly        -               N/A            235,000                 -          $15,977        $-
Clunet R. Lewis            -               N/A            135,000                 -           15,977         -
Edward C. Barrett          -               N/A             43,500             3,167                -         -
Nicholas J. Pyett          -               N/A             60,000            50,000                -         -

(1) Value of the Company's unexercised, in-the-money options based on the average of the high and low price of the Company's Common Stock as of December 31, 1998 which was $4.53.

                            OPTIONS/SAR GRANTS TABLE
                                                                                           POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                               SHARES                                                     ANNUAL RATES OF STOCK
                              UNDERLYING      % OF TOTAL                                   PRICE APPRECIATION
                             OPTIONS/SARS    OPTIONS/SARS     EXERCISE                       FOR OPTION TERM
                              GRANTED IN      GRANTED TO       PRICE     EXPIRATION
  NAME                           1998      EMPLOYEES IN 1998  ($/SH.)      DATE             5%           10%
  ----                       ------------  -----------------  --------   ----------        --------------------
William P. O'Reilly              75,000          9.0%        $  5.13      2/09/08        $241,731      612,595
Clunet R. Lewis                  50,000          6.0            5.13      2/09/08         161,154      408,397
Edward C. Barrett                    --           --             N/A         N/A               --           --
Nicholas J. Pyett                10,000          1.2            5.13      2/09/08          32,231       81,679


EMPLOYMENT AGREEMENTS

       BARRETT EMPLOYMENT AGREEMENT. Edward C. Barrett, an executive officer of the Company entered into an Employment and Non-Competition Agreement with the Company on August 15, 1997 (the "Barrett Employment Agreement"). The Barrett Employment Agreement provides for a minimum annual base salary for Mr. Barrett of $100,000. The Barrett Employment Agreement contains a two-year non-competition clause in the event of termination of Mr. Barrett's employment. The Barrett Employment Agreement will terminate on July 31, 2000, unless terminated earlier. Commencing August 1, 2000 and on each August 1st thereafter, the term of the Barrett Employment Agreement will be automatically extended for one (1) additional year unless on or before the July 1 immediately preceding any such renewal period either party gives written notice to the other of the cessation of further extensions, in which case no further automatic extensions will occur. The Barrett Employment Agreement may be terminated (i) by Eltrax immediately for cause; (ii) by either party upon 75 days' written notice for whatever reason; and (iii) automatically in the event of the death or disability of Mr. Barrett. In the event that Eltrax terminates the Barrett Employment Agreement without cause, Mr. Barrett will be entitled to continue to be paid his base salary through the termination date or 75 days, whichever is greater.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          O'REILLY CONSULTING AGREEMENT. Effective April 1999, Mr. O'Reilly entered into a consulting agreement with the Company. The contract provides for an initial consulting fee of $225,000, and a consulting fee of $250,000 for years thereafter. The agreement is for two years ending March 31, 2001, and renews for successive one-year periods if not terminated earlier by the Company or Mr. O'Reilly. The agreement contains a non-competition clause that expires two years after the termination of the agreement.

         LEWIS CONSULTING AGREEMENT. Effective April 1999, Mr. Lewis entered into a consulting agreement with the Company. The contract provides for an initial consulting fee of $215,000, and a consulting fee of $240,000 for years thereafter. The agreement is for two years ending March 31, 2001, and renews for successive one-year periods if not terminated earlier by the Company or Mr. Lewis. The agreement contains a non-competition clause that expires two years after the termination of the agreement.

         HI-TECH CONNECTIONS, INC. ACQUISITION. On August 1, 1997, the Company acquired its Hi-Tech Connections subsidiary from its owners, including Edward C. Barrett, for approximately 919,999 shares of Common Stock (the "Hi-Tech Acquisition Shares"). All of the Hi-Tech Acquisition Shares are restricted stock, and have certain piggyback registration rights. All expenses of such registration will be borne by the Company.

         ENCORE SYSTEMS, INC. ACQUISITION. Effective September 1, 1998, the Company acquired its Encore Systems, Inc. subsidiary and two related companies from its owners, including Penelope A. Sellers, for $8,500,000 in cash and approximately 465,000 shares of Common Stock (the "Encore Acquisition Shares"). All of the Encore Acquisition Shares are restricted stock, and have certain piggyback registration rights. All expenses of such registration will be borne by the Company.

         SELLERS EMPLOYMENT AGREEMENT. Penelope A. Sellers, a director of the Company, and President of the Company's Hospitality Group, entered into an Employment and Non-Competition Agreement with the Company on August 31, 1998 (the "Sellers Employment Agreement"). The Sellers Employment Agreement provides for a minimum annual base salary for Ms. Sellers of $94,800. The Sellers Employment Agreement contains a two-year non-competition clause upon termination of Ms. Sellers employment. The Sellers Employment Agreement will terminate on August 31, 1999, unless terminated earlier. Commencing September 1, 1999 and on each September 1st thereafter, the term of the Sellers Employment Agreement will be automatically extended for one (1) additional year unless either party gives thirty (30) days written notice to the other of the cessation of further extensions, in which case no further automatic extensions will occur. The Sellers Employment Agreement may be terminated (i) by Eltrax immediately for cause; (ii) by either party upon 30 days' written notice for whatever reason; and (iii) automatically in the event of the death or disability of Ms. Sellers. In the event that Eltrax terminates the Sellers Employment Agreement without cause, Ms. Sellers will be entitled to continue to be paid her base salary through the remaining term of the agreement or the applicable renewal term, as the case may be.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total shareholder return of a peer group of companies and the NASDAQ market index, for the five (5) year period ending on December 31, 1998. This line graph assumes a $100 investment on January 1, 1994 and actual increases of the market value of the Company's Common Stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

The peer group selected by the Company represents the published Media General index of Business Software and Service Providers.


                                      12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
   Eltrax Systems, Inc.                 100.00        33.33       116.67       341.67       316.67       320.83
   Peer group                           100.00       105.40       140.20       160.22       178.33       212.83
   NASDAQ Market Index                  100.00       104.99       136.18       169.23       207.00       291.96


                                   PROPOSAL 2

                              PROPOSAL TO ADOPT THE
                            1999 STOCK INCENTIVE PLAN

INTRODUCTION

         On May 24, 1999, the Board of Directors of the Company approved the 1999 Stock Incentive Plan (the "1999 Plan"), which will become effective if approved by the Company's shareholders at the Annual Meeting. The 1999 Plan provides that up to 10,000,000 shares of Common Stock, less the number of shares of Common Stock granted under the Company's 1995 Stock Incentive Plan (the "1995 Plan"), 1997 Stock Incentive Plan (the "1997 Plan"), and 1998 Stock Incentive Plan ("1998 Plan"), are available for various stock incentive awards. The 1999 Plan is intended to replace the 1995 Plan, 1997 Plan, and 1998 Plan (hereinafter sometimes collectively referred to as the "Prior Plans"). However, until the 1999 Plan is approved by various state securities authorities, various stock incentive awards may continue to be awarded pursuant to the Prior Plans.

         The 1995 Plan, 1997 Plan, and 1998 Plan were approved by the shareholders and implemented by the Company in 1995, 1997, and 1998, respectively. In connection with the Company's merger with Sulcus Hospitality Technologies Corp. in 1999, an increase in the number of shares of Common Stock available for issuance under the 1998 Plan was increased by 1,500,000 shares to 2,500,000 shares. The maximum number of shares of Common Stock authorized for issuance under the Prior Plans, including the maximum number of shares now available or that become available for issuance based on options that expire unexercised or were forfeited under the Prior Plans, is 4,500,000, of which no shares were available for grant as of May 28, 1999. Although stock incentive awards may continue to be awarded pursuant to the Prior Plans, such awards will not increase the aggregate amount of Common Stock that may be issued pursuant to the 1999 Plan and the Prior Plans as the 1999 Plan provides that any shares issued pursuant to the Prior Plans reduces by an equal amount the amount of shares of Common Stock that may be issued pursuant to the 1999 Plan.

         The purpose of the 1999 Plan is to advance the interests of the Company and its shareholders by enabling the Company (i) to attract and retain qualified employees or consultants to perform services for the Company by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives; and (ii) to pursue its growth strategy by providing a means to the Company to provide an incentive through equity participation in the Company in the form of stock options or other incentive awards to key employees of newly acquired companies.

         The major features of the 1999 Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which may be obtained from the Company.

SUMMARY OF THE 1999 PLAN

         GENERAL. The 1999 Plan provides for the grant to participating eligible recipients of the Company ("Participants") of (i) options to purchase shares of Common Stock that qualify as "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options to purchase shares of Common Stock that do not qualify as Incentive Options ("Non-Qualified Options"); (iii) awards of shares of Common Stock that are subject to certain forfeiture and transferability restrictions that lapse after specified periods of time or upon certain events ("Restricted Stock Awards"); and (iv) awards of shares of Common Stock ("Stock Bonuses"). Incentive Options and Non-Qualified Options are collectively referred to herein as "Options," and

Options, Restricted Stock Awards, and Stock Bonuses are collectively referred to herein as "Incentive Awards."

         The 1999 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). In accordance with and subject to the provisions of the 1999 Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the 1999 Plan, including without limitation, (i) the recipients to be granted Incentive Awards under the 1999 Plan; (ii) the nature and extent of the Incentive Awards to be made to each Participant; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

         The Committee will have the authority under the 1999 Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the 1999 Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments to the number and kind of securities or other property (including cash) available for issuance or payment under the 1999 Plan and, in order to prevent dilution or enlargement of the rights of Participants,
(i) the number and kind of securities or other property (including cash) subject to outstanding Options, and (ii) the exercise price of outstanding Options.

         All employees (including, without limitation, officers and directors who are also employees), non-employee directors, consultants and independent contractors of the Company or any subsidiary of the Company, who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company and its subsidiaries will be eligible to participate in the 1999 Plan. As of April 1, 1999, there were approximately 750 individuals eligible to participate in the 1999 Plan. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder with respect to the shares of Common Stock underlying such Incentive Awards unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. No right or interest of any Participant in an Incentive Award may be assigned or transferred, except pursuant to a qualified domestic relations order, testamentary will, the laws of descent and distribution, or as otherwise expressly permitted by the 1999 Plan, or subjected to any lien or otherwise encumbered during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, unless approved by the Committee in its sole discretion. The maximum number of shares of Common Stock that will be available for issuance under the 1999 Plan will be 10,000,000 shares of Common Stock less the number of shares of Common Stock granted under the Prior Plans. No Participant may be granted any Options or Stock Appreciation Rights, or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 300,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in the 1999 Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the

Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options, Stock Appreciation Rights or such other Incentive Awards relating to up to 500,000 shares of Common Stock (subject to adjustment as provided in the 1999 Plan). On May 24, 1999, the last sale price of the Common Stock was $4.25 per share, as reported on the Nasdaq SmallCap Market.

         The 1999 Plan will terminate at midnight on June 24, 2009, unless terminated earlier by action of the Board of Directors. The Board of Directors may suspend or terminate the 1999 Plan or any portion thereof at any time, and may amend the 1999 Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of Nasdaq. No Incentive Award will be granted after termination of the 1999 Plan. Incentive Awards outstanding upon termination of the 1999 Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

         OPTIONS. The terms and conditions of any Option granted under the 1999 Plan, including whether the Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option, will be determined by the Committee, subject to certain requirements contained in the 1999 Plan. To the extent, however, that any Incentive Stock Option granted under the 1999 Plan ceases for any reason to qualify as an Incentive Stock Option under the Code, such Incentive Stock Option will continue to be outstanding for purposes of the 1999 Plan but will thereafter be deemed to be a Non-Statutory Stock Option. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) the exercise price for Incentive Stock Options must be equal to the fair market value of one share of Common Stock on the date of grant and 110% of the fair market value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company; and (b) the exercise price for Non-Statutory Stock Options must not be less than 85% of the fair market value of one share of Common Stock on the date of grant. The fair market value of the Company's Common Stock is equal to the closing bid price, as reported by the Nasdaq SmallCap Market as of the date of grant (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

         An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant. For Incentive Options, the aggregate fair market value (determined as of the time the Incentive Option is granted) of shares of Common Stock with respect to which Incentive Options become exercisable for the first time by the Participant under the 1999 Plan during any calendar year may not exceed $100,000.

         Payment of an option exercise price must be made entirely in cash unless the Committee, in its sole discretion and upon terms and conditions established by the Committee, allows such payments to be made, in whole or in part, (i) by tender of a written notice pursuant to which a Participant irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; (ii) by tender shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award; (iii) by execution of a promissory note (on terms acceptable to the Committee in its sole discretion); or (iv) by a combination of such methods.

         RESTRICTED STOCK AWARDS. Restricted Stock Awards are awards of Common Stock granted to a recipient which are subject to restrictions on transferability and the risk of forfeiture. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the 1999 Plan, to the vesting of Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any of its subsidiaries for a certain period of time or that the Participant or the Company, or any subsidiary or division of the Company, satisfy certain performance goals or criteria. Except as otherwise provided under the 1999 Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to such shares of Common Stock issued to the Participant as a Restricted Stock Award upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

         STOCK BONUSES. Stock Bonuses are awards of Common Stock that are not subject to any restrictions other than, if imposed by the Committee, restrictions on transferability. A Participant may be granted one or more Stock Bonuses under the 1999 Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with other provisions of the 1999 Plan, as may be determined by the Committee in its sole discretion. Other than transfer restrictions, if any, imposed by the Committee, the Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under the 1999 Plan upon the Participant becoming the holder of record of such shares.

         EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. If a Participant's employment or other service with the Company and its subsidiaries is terminated by reason of death, disability or retirement, (i) all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option); (ii) all Restricted Stock Awards then held by the Participant will become fully vested; and (iii) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses. In the event a Participant's employment or other service is terminated with the Company and its subsidiaries for any reason other than death, disability or retirement, or a Participant is in the employ or service of a subsidiary of the Company and such subsidiary ceases to be a subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another subsidiary), (i) all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such Option, unless termination is for cause, in which case all Options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such Option)); (ii) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and (iii) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

         CHANGE IN CONTROL OF THE COMPANY. In the event a "Change in Control" of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (i) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any of its subsidiaries, (ii) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable, and (iii) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses. In addition, the Committee, without the consent of any affected Participant, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of such Options. To the extent that such acceleration of the vesting of Incentive Awards or the payment of cash in exchange for all or part of an Incentive Award would be deemed a "payment" (as defined in the Code), together with any other "payments" which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in the Code), then the "payments" to such Participant pursuant to the Change in Control provisions in the 1999 Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code. To the extent, however, that a Participant has a separate agreement that specifically provides that such "payments" will not be reduced, then the foregoing limitations will not apply.

         For purposes of the 1999 Plan, a "Change in Control" of the Company will be deemed to have occurred, among other things, upon (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company; (iii) any person becoming after the effective date of the 1999 Plan the beneficial owner, directly or indirectly, of (A) 20% or more, but less than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by any individuals who are members of the Board on the effective date of the 1999 Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the incumbent directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination) (the "Incumbent Directors"), or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors); (iv) a merger or consolidation to which the Company is a party if the Company's shareholders immediately prior to the effective date of such merger or consolidation beneficially own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation was approved in advance by the Incumbent Directors, or
(B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, (regardless of any approval by the Incumbent Directors); (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

         FEDERAL INCOME TAX CONSEQUENCES. The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an Incentive Award.

         INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the Participant or the Company as a result of the grant to an employee of an Incentive Option under the 1999 Plan. The exercise by a Participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the Participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         If the Participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the Participant exercised the Incentive Option and the shares were transferred to the Participant, then the Participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

         If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option (or, for directors, officers or greater than 10% shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise), or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-QUALIFIED OPTIONS. Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, a Participant will recognize ordinary income, subject to withholding, on the "Includability Date" in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the Includability Date, and (ii) the consideration paid for the shares. The Includability Date generally will be the date of exercise of the Non-Qualified Option. However, the Includability Date for Participants who are officers, directors or greater-than-10% shareholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the Non-Qualified Option. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the Includability Date and short-term capital gain or loss if the sale or disposition occurs one year or less after the Includability Date.

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the Participant as ordinary income, provided the Company complies with any applicable withholding requirements.

         RESTRICTED STOCK AWARDS AND STOCK BONUSES. With respect to shares issued pursuant to a Restricted Stock Award that is not subject to a substantial risk of forfeiture or with respect to Stock Bonuses, a Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a Participant may file an election under Section 83(b) of the Code within 30 days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on the shares issued in connection with the Restricted Stock Award lapse. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the Participant as ordinary income. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

         A Participant who does not make a Section 83(b) election within 30 days of the receipt of a Restricted Stock Award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a Participant as ordinary income. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

         EXCISE TAX ON PARACHUTE PAYMENTS. Section 4999 of the Code imposes an excise tax on "excess parachute payments", as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to certain employees or independent contractors who are also officers, stockholders or highly-compensated individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments must be substantially greater in amount than the recipient's regular compensation. Under Proposed Treasury Regulations issued by the Internal Revenue Service, in certain circumstances the grant, vesting, acceleration or exercise of Options pursuant to the 1999 Plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a Participant's parachute payments.

         In general, the amount of a parachute payment (some portion of which may be deemed to be an "excess parachute payment") would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a Participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible twenty percent (20%) excise tax on the amount of the excess parachute payments, and the Company would not be allowed to claim any deduction with respect to such payments.

         AWARDS UNDER THE 1999 PLAN. The exact number or amounts of any future grants of Incentive Awards under the 1999 Plan have not been determined at this time.

         RECOMMENDATION OF THE BOARD. The Board recommends a vote FOR approval of the 1999 Plan. The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted for approval of the 1999 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock ("Reporting Persons")to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Reporting persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 1998, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16 of the Exchange Act on a timely basis.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors appointed PricewaterhouseCoopers, L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1998. Representatives of PricewaterhouseCoopers, L.L.P. will be available in person or via teleconference at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before December 10, 1999. Such proposals should be directed to the Company: 2000 Town Center, Suite 690, Southfield, Michigan 48075; Attention: Chief Financial Officer.

                                  OTHER MATTERS

         The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JUNE 1, 1999, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 2000 TOWN CENTER, SUITE 690, SOUTHFIELD, MICHIGAN 48075; ATTENTION:
SHAREHOLDER RELATIONS.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ William P. O'Reilly

                                   William P. O'Reilly
                                   CHAIRMAN OF THE BOARD


Southfield, Michigan
June 1, 1999

                                 ELTRAX SYSTEMS, INC.
                              1999 STOCK INCENTIVE PLAN

1.     PURPOSE OF PLAN

       The purpose of the Eltrax Systems, Inc. 1999 Stock Incentive Plan (the "Plan") is to advance the interests of Eltrax Systems, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.     DEFINITIONS

       The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

       2.1.    "BOARD" means the Board of Directors of the Company.

       2.2. "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

       2.3. "CHANGE IN CONTROL" means an event described in Section 11.1 of the Plan.

       2.4.    "CODE" means the Internal Revenue Code of 1986, as amended.

       2.5. "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

       2.6. "COMMON STOCK" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of the Plan.

       2.7.    "COMPANY" means Eltrax Systems, Inc., a Minnesota corporation.

       2.8. "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

       2.9. "ELIGIBLE RECIPIENTS" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. An Incentive Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Incentive Awards shall not become vested prior to the date the employee first performs such services.

       2.10. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       2.11. "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

       2.12. "INCENTIVE AWARD" means an Option, Restricted Stock Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

       2.13. "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

       2.14. "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

       2.15. "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

       2.16. "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

       2.17. "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

       2.18. "PRIOR PLANS" means the Company's 1995 Stock Incentive Plan, 1997 Stock Incentive Plan, and 1998 Stock Incentive Plan.

       2.19. "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

       2.20. "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

       2.21.   "SECURITIES ACT" means the Securities Act of 1933, as amended.

       2.22. "STOCK BONUS" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

       2.23. "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

       2.24. "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.     PLAN ADMINISTRATION

       3.1. THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code.
               Such a committee, if established, will act by majority approval of the members (including written consent of a majority of the members), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to
               Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

       3.2.    AUTHORITY OF THE COMMITTEE.

               (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted;
                      (iv) the duration of each

                      Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

               (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this
                      Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

               (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business,
                      (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.     SHARES AVAILABLE FOR ISSUANCE

       4.1. MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 10,000,000 shares of Common Stock less the number of shares of Common Stock issued pursuant to the Prior Plans. Notwithstanding any other provisions of the Plan to the contrary other than Section 6.7, no Participant in the Plan may be granted any Options or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 300,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.5 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion Options or such other Incentive Awards relating to up to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.5 of the Plan).

       4.2. ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock, or used to satisfy the applicable tax withholding obligation will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

       4.3. GENERAL RESTRICTIONS. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

               (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

               (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be reflected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

       4.4. SHARES OF COMMON STOCK ISSUED PURSUANT TO INCENTIVE STOCK OPTIONS. Subject to Section 4.5, the maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Stock Options pursuant to the Plan shall be 10,000,000 less the number of shares of Common Stock issued pursuant to the Prior Plans.

       4.5. ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5.     PARTICIPATION

       Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.     OPTIONS

       6.1. GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.
               The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock
               Option.

       6.2. EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

       6.3. EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant or, in the case of an Eligible Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the
               Code), five years from its date of grant. Notwithstanding the foregoing, each Option granted to a participant shall vest at a rate of at least 20% per year over 5 years from the date the Option is granted.

       6.4. PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker

               Exercise Notice, Previously Acquired Shares, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

       6.5. MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its office at 2000 Town Center, Suite 690, Southfield, Michigan 48075 (or such other office as the Company may designate), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

       6.6. AGGREGATE LIMITATION OF COMMON STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or any parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Incentive Stock Options shall be treated as Non-Statutory Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, shall designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

       6.7. OPTIONS TO PURCHASE STOCK OF ACQUIRED COMPANIES. After any reorganization, merger or consolidation involving the Company or a subsidiary of the Company, the Committee may grant Options in substitution of options issued under a plan of another party to the reorganization, merger or consolidation, where such party's stock may no longer be outstanding following such transaction. Subject to Section 424(a) of the Code, the Committee shall have sole discretion to determine all terms and conditions of Options issued under this Section 6.7, including, but not limited to, their exercise price and expiration date.

7.     RESTRICTED STOCK AWARDS

       7.1. GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

       7.2. RIGHTS AS A SHAREHOLDER; TRANSFERABILITY. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

       7.3. DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

       7.4. ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8.     STOCK BONUSES

       An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

9.     EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

       9.1. TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or
               Retirement:

               (a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option);

               (b) All Restricted Stock Awards then held by the Participant will become fully vested; and

               (c) All Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

       9.2.    TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR
               RETIREMENT.

               (a) Subject to the second sentence of this Section 9.2(a), in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses. However, (i) if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options or Stock Appreciation Rights then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option), and (ii) if such termination is due to termination by the Company or any Subsidiary for "cause", all outstanding Options then held by such Participant will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of any such Option).

               (b) For purposes of this Section 9.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

       9.3. MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

       9.4. BREACH OF CONFIDENTIALITY OR NONCOMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

       9.5. DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

10.    PAYMENT OF WITHHOLDING TAXES

       10.1. GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

       10.2. SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in
               Section 10 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

11.    CHANGE IN CONTROL

       11.1. CHANGE IN CONTROL. For purposes of this Section 11, a "Change in Control" of the Company will mean the following:

               (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

               (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

               (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but less than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

               (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 11.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

               (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

               (f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

       11.2. INCUMBENT DIRECTORS. For purposes of this Section 11, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

       11.3. ACCELERATION OF VESTING. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

       11.4. CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

       11.5. LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to
               Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such "payments" will not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this Section 11.5 will not apply, and any "payments" to a Participant pursuant to Section 11.3 or 11.4 of the Plan will be treated as "payments" arising under such separate agreement.

12.    RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

       12.1. EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

       12.2. RIGHTS AS A SHAREHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

       12.3.   RESTRICTIONS ON TRANSFER. Except as otherwise provided in this
               Section 12.3, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a "Qualified Domestic Relations Order"). During the lifetime of a Participant, only the

               Participant personally (or the Participant's personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant's rights under the Plan. The Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 12.3. Options which are transferred pursuant to this Section 12.3 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

       12.4. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.    SECURITIES LAW AND OTHER RESTRICTIONS

       Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.    PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.5 and 13 of the Plan.

15.    EFFECTIVE DATE AND DURATION OF THE PLAN

       The Plan is effective as of __________________, 1999, the date it was adopted by the Board and the shareholders. The Plan will terminate at midnight on ________________, 2009, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.    MISCELLANEOUS

       16.1. GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

       16.2. SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

       16.3. ANNUAL REPORT. Each year the Company will provide a copy of its Annual Report to Shareholders on Form 10-K (or Form 10-KSB, as applicable) to all Participants.

-----------------------------------------------------------------------------

                                    PROXY

                             ELTRAX SYSTEMS, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned hereby appoints William P. O'Reilly and Don G. Hallacy, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Eltrax Systems, Inc. held of record by the undersigned on June 1, 1999, at the Annual Meeting of Shareholders to be held on June 24, 1999, or any adjournment, thereof.

--------------                                               -------------
SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
   SIDE                                                          SIDE
-------------                                               -------------

--------------------------------------------------------------------------

/X/ Please mark
    votes as in
    this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 BELOW.


1. ELECTION OF DIRECTORS.                  2. PROPOSAL TO CONSIDER AND    FOR AGAINST ABSTAIN
   Nominees: William P. O'Reilly,             ACT UPON A PROPOSAL TO      / /   / /     / /
   Don G. Hallacy, James C. Barnard,          APPROVE THE COMPANY'S 1999
   Patrick J. Dirk, Stephen E. Raville,      STOCK INCENTIVE PLAN
   Penelope A. Sellers, William G. Taylor

    FOR                    WITHHELD
    ALL   / /          / / FROM ALL
 NOMINEES                  NOMINEES

                                           3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
                                              TO VOTE UPON SUCH OTHER BUSINESS AS MAY
                                              PROPERLY COME BEFORE THE MEETING OR ANY
/ /______________________________________     ADJOURNMENTS THEREOF.
   For all nominees except as noted above

                                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                             PROMPTLY USING THE ENCLOSED ENVELOPE WHICH
                                             REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             Please sign exactly as name appears hereon. When
                                             shares are held by joint tenants, both should sign.
                                             When signing as attorney, executor, administrator,
                                             trustee or guardian, please give full title as such.
                                             If a corporation, please sign in full corporate name
                                             by the President or other authorized officer. If a
                                             partnership, please sign in partnership name by an
                                             authorized person.

Signature:___________________ Date ________  Signature:___________________ Date ________